Exhibit 99.1

LAZARD LTD REPORTS SECOND-QUARTER AND FIRST-HALF 2021 RESULTS

Record operating revenue for the second quarter and first half of 2021	Record Financial Advisory second quarter with high levels of activity globally	Record Asset Management quarter with average AUM at new high of $276 billion

NEW YORK, July 30, 2021 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $821 million for the quarter ended June 30, 2021. Net income, as adjusted2, was $146 million, or $1.28 per share (diluted) for the quarter. On a U.S. GAAP basis, second-quarter 2021 net income was $123 million, or $1.08 per share (diluted).

First-half 2021 net income, as adjusted, was $247 million, or $2.15 per share (diluted). On a U.S. GAAP basis, first-half 2021 net income was $210 million, or $1.83 per share (diluted).

“Lazard had record second-quarter and first-half operating revenue,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are benefitting from investments in our people and technology, our global platform and strong macroeconomic trends, leading to unprecedented activity levels in our businesses.”

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2021	2020	%’21-20	2021	2020	%’21-20
Net Income
U.S. GAAP	$123	$73	68%	$210	$137	53%
Per share, diluted	$1.08	$0.66	64%	$1.83	$1.22	50%
Adjusted[2]	$146	$75	94%	$247	$142	74%
Per share, diluted	$1.28	$0.67	91%	$2.15	$1.25	72%

Operating Revenue[1]
Total operating revenue	$821	$543	51%	$1,469	$1,106	33%
Financial Advisory	$471	$293	61%	$788	$588	34%
Asset Management	$343	$245	40%	$671	$514	31%

AUM ($ in billions)
Period End	$277	$215	29%
Average	$276	$208	32%	$269	$215	25%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 13-14.

OPERATING REVENUE

Operating revenue1 was $821 million for the second quarter of 2021, and $1,469 million for the first half of 2021, both record levels, up 51% and 33% respectively from the comparable 2020 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the second quarter of 2021, Financial Advisory operating revenue was a record $471 million, 61% higher than the second quarter of 2020.

For the first half of 2021, Financial Advisory operating revenue was $788 million, 34% higher than the first half of 2020.

During and since the second quarter of 2021, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Vivendi’s distribution of 60% of Universal Music Group shares, valued at €19.8 billion and listing of UMG on Euronext Amsterdam, with a total combined equity value of €33 billion; Canada Development Investment Corporation in providing CAD 5.9 billion in financial assistance to Air Canada; Macquarie Infrastructure Corporation’s $4.5 billion sale of Atlantic Aviation to KKR; Prudential Financial’s $3.6 billion sale of its full-service retirement business to Empower Retirement; Allstate’s $2.8 billion sale of Allstate Life Insurance to Blackstone; Charterhouse Capital Partners in Mirion Technologies’ combination with GS Acquisition Holdings Corp II, valuing Mirion at $2.6 billion; Danone’s €1.6 billion sale of its stake in Mengniu; The Special Committee of the Board of Tribune Publishing in its $630 million sale to Alden Global Capital; IBM’s acquisition of Turbonomic; DTE Energy on the spin-off of its Midstream business; Accor in the combination with Ennismore; and Pete & Gerry’s Organics in its sale of a majority stake to Butterfly Equity.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the second quarter of 2021, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Abengoa; AccorInvest; Assured Guaranty in connection with Puerto Rico’s restructuring; Brazos Electric Power Cooperative; Cinepolis; Corp Group Banking S.A.; Diamond Offshore Drilling; Garrett Motion; Groupo GICSA; Intelsat S.A.; NMC Health; Seadrill Limited; Stoneway Capital; and Valaris.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the second quarter of 2021, or continued to advise or completed since June 30, 2021, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the second quarter of 2021, Asset Management operating revenue was a record $343 million, 40% higher than the second quarter of 2020. For the first half of 2021, Asset Management operating revenue was a record $671 million, 31% higher than the first half of 2020.

For the second quarter of 2021, management fees and other revenue was a record $309 million, 26% higher than the second quarter of 2020, and 5% higher than the first quarter of 2021. For the first half of 2021, management fees and other revenue was $604 million, 18% higher than the first half of 2020.

Average assets under management (AUM) for the second quarter of 2021 was a record $276 billion, 32% higher than the second quarter of 2020, and 6% higher than the first quarter of 2021. Average AUM for the first half of 2021 was $269 billion, 25% higher than the first half of 2020.

AUM as of June 30, 2021, was $277 billion, a quarter-end record, up 29% from June 30, 2020, and up 5% from March 31, 2021. The sequential increase from March 31, 2021 was primarily driven by market appreciation of $12 billion and foreign exchange appreciation of $1.2 billion, partially offset by net outflows of $0.8 billion.

For the second quarter of 2021, incentive fees were $34 million, compared to $1 million for the second quarter of 2020. For the first half of 2021, incentive fees were $67 million, compared to $2 million for the first half of 2020.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation is an appropriate measure to assess actual annual compensation cost when also presented with the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2021, we accrued compensation and benefits expense1 at an adjusted compensation1 ratio of 59.5%, compared to the second-quarter 2020 ratio of 60.0%. This resulted in $489 million of adjusted compensation and benefits expense, compared to $326 million for the second quarter of 2020.

For the first half of 2021, adjusted compensation and benefits expense1 was $874 million, compared to $663 million for the first half of 2020.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the second quarter of 2021 was $119 million, 19% higher than the second quarter of 2020. The increase primarily reflects higher marketing and business development expenses, including travel and technology investments. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2021 was 14.5%, compared to 18.3% for the second quarter of 2020.

Adjusted non-compensation expense1 for the first half of 2021 was $221 million, 4% higher than the first half of 2020. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2021 was 15.1%, compared to 19.2% for the first half of 2020.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $49 million for the second quarter and $90 million for the first half of 2021. The effective tax rate on the same basis was 25.2% for the second quarter and 26.7% for the first half of 2021, compared to 23.9% and 26.3% for the respective 2020 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the second quarter of 2021, Lazard returned $161 million to shareholders, which included: $50 million in dividends; $111 million in share repurchases of our Class A common stock; and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

In the first half of 2021, Lazard returned $398 million to shareholders, which included: $99 million in dividends; $234 million in share repurchases of our Class A common stock; and $66 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first half of 2021, we repurchased 5.3 million shares at an average price of $43.86 per share, which included 2.4 million shares repurchased in the second quarter at an average price of $45.72 per share. As of June 30, 2021, our remaining share repurchase authorization was $366 million.

On July 29, 2021, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on August 20, 2021, to stockholders of record on August 9, 2021.

Lazard’s financial position remains strong. As of June 30, 2021, our cash and cash equivalents were $980 million, and stockholders’ equity related to Lazard’s interests was $827 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 30, 2021, to discuss the company’s financial results for the second quarter and first half of 2021. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 204-4368 (U.S. and Canada) or +1 (323) 794-2423 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on July 30, 2021, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 5906953.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]

A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis in addition to the U.S. GAAP results is a meaningful and useful basis to compare our operating results across periods.

[2]

Second-quarter and first-half 2021 adjusted results[1] exclude losses of $23.6 million associated with restructuring and closing of certain offices; pre-tax charges of $1.2 million and $2.7 million, respectively, relating to office space reorganization; and $5.7 million and $15.3 million, respectively, relating to expenses associated with restructuring and closing of certain offices. On a U.S. GAAP basis, these resulted in a net charge of $22.6 million, or $0.20 (diluted) per share, for the second quarter, and a net charge of $36.5 million, or $0.32 (diluted) per share, for the first half of 2021.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Total revenue	$843,264	$679,904	$592,264	24%	42%
Interest expense	(20,127)	(19,797)	(19,972)

Net revenue	823,137	660,107	572,292	25%	44%
Operating expenses:
Compensation and benefits	514,918	401,546	351,568	28%	46%
Occupancy and equipment	29,875	34,748	30,574
Marketing and business development	9,332	6,651	6,517
Technology and information services	35,774	33,670	32,629
Professional services	19,996	14,948	16,728
Fund administration and outsourced services	31,302	29,279	24,053
Amortization of intangible assets related to acquisitions	15	15	455
Other	15,664	4,960	13,903

Subtotal	141,958	124,271	124,859	14%	14%

Operating expenses	656,876	525,817	476,427	25%	38%

Operating income	166,261	134,290	95,865	24%	73%
Provision for income taxes	41,345	43,464	22,789	(5%)	81%

Net income	124,916	90,826	73,076	38%	71%
Net income (loss) attributable to noncontrolling interests	1,738	3,526	(382)

Net income attributable to Lazard Ltd	$123,178	$87,300	$73,458	41%	68%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,746,654	107,291,560	106,662,064	(1%)	0%
Diluted	113,603,478	115,822,294	111,487,749	(2%)	2%
Net income per share:
Basic	$1.14	$0.80	$0.68	43%	68%
Diluted	$1.08	$0.75	$0.66	44%	64%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2021	June 30, 2020	% Change
Total revenue	$1,523,168	$1,150,421	32%
Interest expense	(39,924)	(40,115)

Net revenue	1,483,244	1,110,306	34%
Operating expenses:
Compensation and benefits	916,464	671,323	37%
Occupancy and equipment	64,623	62,772
Marketing and business development	15,983	26,703
Technology and information services	69,444	63,987
Professional services	34,944	31,273
Fund administration and outsourced services	60,581	50,443
Amortization of intangible assets related to acquisitions	30	901
Other	20,624	22,942

Subtotal	266,229	259,021	3%

Operating expenses	1,182,693	930,344	27%

Operating income	300,551	179,962	67%
Provision for income taxes	84,809	48,555	75%

Net income	215,742	131,407	64%
Net income (loss) attributable to noncontrolling interests	5,264	(6,073)

Net income attributable to Lazard Ltd	$210,478	$137,480	53%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	107,019,107	106,483,013	1%
Diluted	114,712,885	112,803,964	2%
Net income per share:
Basic	$1.94	$1.27	53%
Diluted	$1.83	$1.22	50%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$979,899	$1,389,876
Deposits with banks and short-term investments	1,111,347	1,134,463
Restricted cash	614,291	44,488
Receivables	818,800	743,141
Investments	867,707	658,532
Goodwill and other intangible assets	380,867	384,071
Operating lease right-of-use assets	479,238	513,923
Deferred tax assets	492,364	538,448
Other assets	662,287	564,919

Total Assets	$6,406,800	$5,971,861

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,228,248	$1,201,150
Accrued compensation and benefits	644,777	734,544
Operating lease liabilities	567,726	606,963
Tax receivable agreement obligation	211,236	221,451
Senior debt	1,683,984	1,682,741
Other liabilities	563,974	525,579

Total liabilities	4,899,945	4,972,428
Commitments and contingencies
Redeemable noncontrolling interests	575,000	—
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	58,000	135,439
Retained earnings	1,348,121	1,295,386
Accumulated other comprehensive loss, net of tax	(226,648)	(238,368)

Subtotal	1,180,601	1,193,585
Class A common stock held by subsidiaries, at cost	(353,718)	(281,813)

Total Lazard Ltd stockholders’ equity	826,883	911,772
Noncontrolling interests	104,972	87,661

Total stockholders’ equity	931,855	999,433

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$6,406,800	$5,971,861

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Revenues:
Financial Advisory	$471,075	$317,300	$292,906	48%	61%
Asset Management	343,453	327,914	245,346	5%	40%
Corporate	6,918	2,648	4,662	161%	48%

Operating revenue (b)	$821,446	$647,862	$542,914	27%	51%

Expenses:
Adjusted compensation and benefits expense (c)	$488,760	$385,478	$325,749	27%	50%

Ratio of adjusted compensation to operating revenue	59.5%	59.5%	60.0%
Non-compensation expense (d)	$118,830	$102,480	$99,617	16%	19%

Ratio of non-compensation to operating revenue	14.5%	15.8%	18.3%
Earnings:
Earnings from operations (e)	$213,856	$159,904	$117,548	34%	82%

Operating margin (f)	26.0%	24.7%	21.7%
Adjusted net income (g)	$145,798	$101,221	$75,151	44%	94%

Diluted adjusted net income per share	$1.28	$0.87	$0.67	47%	91%

Diluted weighted average shares (h)	114,058,944	115,857,922	111,845,101	(2%)	2%
Effective tax rate (i)	25.2%	28.6%	23.9%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2021	June 30, 2020	% Change
Revenues:
Financial Advisory	$788,375	$587,679	34%
Asset Management	671,367	514,299	31%
Corporate	9,566	3,747	155%

Operating revenue (b)	$1,469,308	$1,105,725	33%

Expenses:
Adjusted compensation and benefits expense (c)	$874,238	$663,435	32%

Ratio of adjusted compensation to operating revenue	59.5%	60.0%
Non-compensation expense (d)	$221,310	$212,249	4%

Ratio of non-compensation to operating revenue	15.1%	19.2%
Earnings:
Earnings from operations (e)	$373,760	$230,041	62%

Operating margin (f)	25.4%	20.8%
Adjusted net income (g)	$247,019	$141,703	74%

Diluted adjusted net income per share	$2.15	$1.25	72%

Diluted weighted average shares (h)	114,958,432	113,002,572	2%
Effective tax rate (i)	26.7%	26.3%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	June 30,	March 31,	December 31,
	2021	2021	2020	Qtr to Qtr	YTD
Equity:
Emerging Markets	$32,363	$32,700	$33,254	(1.0%)	(2.7%)
Global	61,874	58,560	56,246	5.7%	10.0%
Local	53,917	51,246	48,672	5.2%	10.8%
Multi-Regional	76,405	72,953	71,560	4.7%	6.8%

Total Equity	224,559	215,459	209,732	4.2%	7.1%
Fixed Income:
Emerging Markets	13,213	12,708	13,651	4.0%	(3.2%)
Global	14,617	14,177	11,962	3.1%	22.2%
Local	5,788	5,556	5,600	4.2%	3.4%
Multi-Regional	13,532	11,808	12,571	14.6%	7.6%

Total Fixed Income	47,150	44,249	43,784	6.6%	7.7%
Alternative Investments	3,529	3,141	2,748	12.4%	28.4%
Private Equity	1,343	1,324	1,420	1.4%	(5.4%)
Cash Management	797	679	958	17.4%	(16.8%)

Total AUM	$277,378	$264,852	$258,642	4.7%	7.2%

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020		2021	2020
AUM—Beginning of Period	$264,852	$193,048		$258,642	$248,239
Net Flows	(828)	(5,968)		(2,507)	(10,881)
Market and foreign exchange appreciation (depreciation)	13,354	27,624		21,243	(22,654)

AUM—End of Period	$277,378	$214,704		$277,378	$214,704

Average AUM	$275,851	$208,454		$268,657	$215,008

% Change in average AUM	32.3%			25.0%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2021	2021	2020	2021	2020
Operating Revenue
Net revenue - U.S. GAAP Basis	$823,137	$660,107	$572,292	$1,483,244	$1,110,306

Adjustments:
(Revenue) loss related to noncontrolling interests (j)	(5,754)	(6,361)	(2,173)	(12,115)	599
Gains related to Lazard Fund Interests (“LFI”) and other similar arrangements	(16,491)	(7,487)	(23,803)	(23,978)	(4,166)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(21,625)	(16,710)	(21,936)	(38,335)	(38,320)
Losses associated with restructuring and closing of certain offices (l)	23,579	—	—	23,579	—
Interest expense	18,600	18,313	18,534	36,913	37,306

Operating revenue, as adjusted (b)	$821,446	$647,862	$542,914	$1,469,308	$1,105,725

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$514,918	$401,546	$351,568	$916,464	$671,323

Adjustments:
Charges pertaining to LFI and other similar arrangements	(16,491)	(7,487)	(23,803)	(23,978)	(4,166)
Expenses associated with restructuring and closing of certain offices (m)	(7,287)	(6,623)	—	(13,910)	—
Compensation related to noncontrolling interests (j)	(2,380)	(1,958)	(2,016)	(4,338)	(3,722)

Compensation and benefits expense, as adjusted (c)	$488,760	$385,478	$325,749	$874,238	$663,435

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$141,958	$124,271	$124,859	$266,229	$259,021
Adjustments:
Expenses related to office space reorganization (n)	(1,237)	(1,416)	(2,487)	(2,653)	(6,151)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(21,625)	(16,710)	(21,936)	(38,335)	(38,320)
Amortization of intangible assets related to acquisitions	(15)	(15)	(455)	(30)	(901)
Income (expenses) associated with restructuring and closing of certain offices (m)	1,586	(2,971)	—	(1,385)	—
Non-compensation expense related to noncontrolling interests (j)	(1,837)	(679)	(364)	(2,516)	(1,400)

Non-compensation expense, as adjusted (d)	$118,830	$102,480	$99,617	$221,310	$212,249

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$166,261	$134,290	$95,865	$300,551	$179,962

Adjustments:
Losses associated with restructuring and closing of certain offices (l)	23,579	—	—	23,579	—
Expenses related to office space reorganization (n)	1,237	1,416	2,487	2,653	6,151
Expenses associated with restructuring and closing of certain offices (m)	5,701	9,594	—	15,295	—
Net (income) loss related to noncontrolling interests (j)	(1,738)	(3,526)	382	(5,264)	6,073

Pre-tax income, as adjusted	195,040	141,774	98,734	336,814	192,186
Interest expense	18,600	18,313	18,534	36,913	37,306
Amortization of intangible assets related to acquisitions and other	216	(183)	280	33	549

Earnings from operations, as adjusted (e)	$213,856	$159,904	$117,548	$373,760	$230,041

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$123,178	$87,300	$73,458	$210,478	$137,480

Adjustments:
Losses associated with restructuring and closing of certain offices (l)	23,579	—	—	23,579	—
Expenses related to office space reorganization (n)	1,237	1,416	2,487	2,653	6,151
Expenses associated with restructuring and closing of certain offices (m)	5,701	9,594	—	15,295	—
Tax expense (benefit) allocated to adjustments	(7,897)	2,911	(794)	(4,986)	(1,928)

Net income, as adjusted (g)	$145,798	$101,221	$75,151	$247,019	$141,703

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	113,603,478	115,822,294	111,487,749	114,712,885	112,803,964
Adjustment: participating securities including profits interest participation rights	455,466	35,628	357,352	245,547	198,609

Diluted Weighted Average Shares Outstanding, as adjusted (h)	114,058,944	115,857,922	111,845,101	114,958,432	113,002,572

Diluted net income per share:
U.S. GAAP Basis	$1.08	$0.75	$0.66	$1.83	$1.22
Non-GAAP Basis, as adjusted	$1.28	$0.87	$0.67	$2.15	$1.25

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2021	2021	2020	2021	2020
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$29,875	$34,748	$30,574	$64,623	$62,772
Marketing and business development	9,332	6,651	6,517	15,983	26,703
Technology and information services	35,774	33,670	32,629	69,444	63,987
Professional services	19,996	14,948	16,728	34,944	31,273
Fund administration and outsourced services	31,302	29,279	24,053	60,581	50,443
Amortization of intangible assets related to acquisitions	15	15	455	30	901
Other	15,664	4,960	13,903	20,624	22,942

Non-compensation expense - Subtotal - U.S. GAAP Basis	$141,958	$124,271	$124,859	$266,229	$259,021

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (m) (n)	$788	($4,185)	($2,448)	($3,397)	($6,181)
Marketing and business development (j) (k) (m)	(1,247)	(205)	(755)	(1,452)	(3,446)
Technology and information services (j) (k) (m)	(88)	(14)	(167)	(102)	(602)
Professional services (j) (k) (m) (n)	(2,054)	(1,461)	(1,658)	(3,515)	(3,436)
Fund administration and outsourced services (j) (k)	(16,826)	(15,270)	(10,129)	(32,096)	(22,249)
Amortization of intangible assets related to acquisitions	(15)	(15)	(455)	(30)	(901)
Other (j) (k) (n)	(3,686)	(641)	(9,630)	(4,327)	(9,957)

Subtotal Non-compensation adjustments	($23,128)	($21,791)	($25,242)	($44,919)	($46,772)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,663	$30,563	$28,126	$61,226	$56,591
Marketing and business development	8,085	6,446	5,762	14,531	23,257
Technology and information services	35,686	33,656	32,462	69,342	63,385
Professional services	17,942	13,487	15,070	31,429	27,837
Fund administration and outsourced services	14,476	14,009	13,924	28,485	28,194
Amortization of intangible assets related to acquisitions	—	—	—	—	—
Other	11,978	4,319	4,273	16,297	12,985

Non-compensation expense, as adjusted (d)	$118,830	$102,480	$99,617	$221,310	$212,249

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) (revenue) loss related to noncontrolling interests (see (j) below), (ii) gains related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iv) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), and (v) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) charges related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and six month periods ended June 30, 2021 and for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (n) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and six month periods ended June 30, 2021 and for the three month period ended March 31, 2021, income (expenses) associated with restructuring and closing of certain offices (see (m) below), and (v) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), (iii) for the three and six month periods ended June 30, 2021 and for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (j) below), and (iv) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), and (iii) for the three and six month periods ended June 30, 2021 and for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), net of tax expense (benefits).

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $49,242, $40,553, and $23,583 for the three month periods ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, $89,795 and $50,483 for the six month periods ended June 30, 2021 and 2020 and the denominator of which is pre-tax income of $195,040, $141,774 and $98,734 for the three month periods ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, $336,814 and $192,186 for the six month periods ended June 30, 2021 and 2020.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.
(k)

Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)

Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(m)	Expenses associated with restructuring and closing of certain offices.
(n)	Represents incremental rent expense, building depreciation, impairment losses, and legal fees related to office space reorganization.